UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                            Filed by a party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary proxy statement

☐	Confidential, for Use of Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive proxy statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

ADEPT TECHNOLOGY, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transactions applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

ADEPT TECHNOLOGY, INC.

SUPPLEMENT TO NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

Annual Meeting

This proxy supplement provides updated information with respect to the 2008 Annual Meeting of Stockholders of Adept Technology, Inc. to be held on Friday, November 7, 2008, at 8:00 a.m., Pacific Time, at Hilton Pleasanton at The Club, Executive Boardroom, 7050 Johnson Drive, Pleasanton, California 94588 for the purposes set forth in the Notice of the Annual Meeting of Stockholders dated September 24, 2008.

Election of Directors (Proposal One)

On November 4, 2008, the Board of Directors of Adept approved the discontinuation of Mr. Robert H. Bucher’s service as Executive Chairman of the Board employed by Adept and elected Michael P. Kelly, currently serving as Lead Independent Director, to serve as Chairman of the Board. Robert H. Bucher will remain a non-Chairman member of the Adept Board of Directors and a nominee for election to the Board of Directors at the Annual Meeting of Stockholders.

Voting and Quorum; Vote Required

The election of directors at the annual meeting requires the affirmative vote of a plurality of the votes cast at the annual meeting. Only six nominees were proposed for election to the Board, and no nominations by stockholders for election as directors have been made in the manner required by the Adept Bylaws as discussed under “Stockholder Proposals and Nominations” below in the proxy statement.

Approval of 2008 Employee Stock Purchase Plan (Proposal Two)

At the annual meeting, Adept stockholders are being asked to approve the adoption of Adept’s 2008 Employee Stock Purchase Plan (referred to as the 2008 ESPP). On November 4, 2008, the Board of Directors of Adept approved the amendment of the 2008 ESPP to clarify the shares authorized for issuance and remove the “evergreen” provision providing for the annual increase of shares of common stock authorized for issuance under the 2008 ESPP in an amount equal to the lesser of (i) 50,000 shares of Common Stock, (ii) 3% of the outstanding shares of Company Common Stock on the immediately preceding June 30th (last day of the prior fiscal year) or (iii) a lesser amount as determined by the Board. The 2008 ESPP, as submitted for approval by the stockholder of the Company at its 2008 Annual Meeting of Stockholders now authorizes issuance of shares of common stock in a fixed amount (totaling approximately 633,400 shares), subject to adjustment as contemplated by the 2008 ESPP.

Specifically, Section 13(a) of the Adept Technology, Inc. 2008 Employee Stock Purchase Plan was amended and replaced in its entirety to read as follows:

13. Stock.

(a) Subject to adjustment upon changes in capitalization of the Company as provided in Section 19 hereof, the maximum number of shares of the Company’s Common Stock which shall be made available for sale under the Plan shall be 200,000 shares, plus any shares of Common Stock that were authorized for issuance under the Company’s 1998 Employee Stock Purchase Plan (the “Prior Plan”) that, as of September 1, 2008, remained unissued under the Prior Plan.

Proxies already returned by stockholders will remain valid and will be voted at the Annual Meeting unless revoked. Unless otherwise directed in the proxy those proxies, and any proxies returned before the Annual Meeting, will be voted for the 2008 Employee Stock Purchase Plan, as amended. Stockholders may revoke any previously delivered proxy at any time before it is voted at the Annual Meeting by sending a written revocation, by submitting another proxy on a later date, by attending the Annual Meeting and voting in person or, in the case of stockholders whose shares are voted through a bank or broker, by contacting the bank or brokerage firm. Attendance at the meeting will not, by itself, be sufficient to revoke a proxy.

A-1